EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS THIRD QUARTER 2019 EPS OF $0.50 ON
RECORD NET INCOME, PRE-TAX EARNINGS, REVENUE, LOANS AND DEPOSITS

-- Loans and deposits both grew at organic annual rates exceeding 20% for the 11th consecutive quarter, while investment management, private banking and commercial banking all contributed to double-digit annual revenue growth --

PITTSBURGH, October 16, 2019 - TriState Capital Holdings, Inc. (Nasdaq: TSC) reported record levels of loans, deposits, net interest income, non-interest income and net income in the third quarter of 2019, as well as further improvement in its superior credit quality metrics.

The parent company of TriState Capital Bank and Chartwell Investment Partners reported diluted earnings per share (EPS) of $0.50 in the third quarter of 2019, compared to $0.47 in the third quarter of 2018 and $0.47 in the second quarter of 2019. Net income available to common shareholders was $14.4 million in the third quarter of 2019, increasing 5.4% from $13.6 million in the prior year period and 6.1% from $13.5 million in the second quarter of 2019.

“Our third quarter results continue to demonstrate the company’s ability to deliver robust top- and bottom-line growth in a variety of interest rate environments, with multiple revenue streams, a highly scalable business model, diverse funding sources, and exceptional organic balance sheet growth,” Chairman and Chief Executive Officer James F. Getz said. “We surpassed key milestones including $7 billion in assets, $6 billion in loans and total deposits, and $1 billion in treasury management deposit accounts in the third quarter of 2019, and our new business pipelines for each of investment management, private banking and commercial banking are as strong as ever. We believe TriState Capital is very well positioned for the future with a strong capital position, superior asset quality metrics and effective execution of our growth strategy.”

THIRD QUARTER 2019 HIGHLIGHTS

•	Pre-tax income grew to a record $19.4 million, up 20.3% from the prior year period and 18.2% from the linked quarter.

•	Non-interest income grew to a record $14.2 million, up 11.7% from the prior year period and 18.9% from the linked quarter.

•	Net interest income (NII) grew to a record $32.3 million, up 12.1% from the prior year period and 3.2% from the linked quarter.

•	Average deposits grew to $5.95 billion, up 30.2% from the same period last year and 11.4% from the linked quarter.

•	Average loans grew to $5.78 billion, up 25.7% from the same period last year and 5.8% from the linked quarter.

•	Private banking loans grew to a record $3.37 billion at period end, up 28.2% from one year prior and 5.6% during the quarter.

•	Commercial loans grew to a record $2.65 billion at period end, up 24.3% from one year prior and 7.0% during the quarter.

•	Non-interest expenses grew 8.1%, from the prior year period, and the bank efficiency ratio was 50.70%.

•	85% of Chartwell’s investment strategies surpassed their benchmarks for the trailing three years and 75% surpassed their benchmarks for the trailing five years.

NII grew to a record $32.3 million in the third quarter of 2019, increasing 12.1% from $28.8 million in the year-ago quarter and 3.2% from $31.3 million in the second quarter of 2019. Double-digit annual NII growth continued as the company grew deposits at a faster rate than loans, maintaining a loan-to-deposit ratio under 100%, and reduced balance sheet risk via the continued growth in private banking loans backed by marketable securities.

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Non-interest income grew to a record $14.2 million in the third quarter 2019, increasing 11.7% from $12.8 million in the prior year quarter and 18.9% from $12.0 million in the linked quarter.

TriState Capital’s non-interest income, which represented 30.3% of total revenue in the third quarter of 2019 when excluding net gains on the sale of debt securities, is largely made up of Chartwell investment management fees. Investment management fees were $8.9 million in the third quarter of 2019, compared to $9.8 million in the prior year quarter and $9.3 million in the linked quarter. Borrower-facing interest rate swap activity also generated $4.2 million in fees in the third quarter of 2019, compared to $1.9 million in the prior year quarter and $1.7 million in the linked quarter.

NII and non-interest income, excluding net gains on the sale of debt securities, combined to grow total revenue to a record $46.4 million for the third quarter of 2019, up 11.5% from $41.6 million in the year-ago period and up 7.4% from $43.2 million in the linked quarter.

The company’s investments in talent and building operating scale continue to drive annual revenue and profit growth, client acquisition and product innovation, while achieving incremental operating leverage. TriState Capital Bank’s efficiency ratio for the third quarter of 2019 was 50.70%, compared to 52.86% in the third quarter of 2018 and 55.16% in the linked quarter.

Third quarter 2019 non-interest expense was $27.8 million, increasing 8.1% from $25.7 million in the year-ago period and 0.7% from $27.6 million in the second quarter of 2019. TriState Capital also continued to lower non-interest expense as a percentage of average assets to 1.59% in the third quarter of 2019, down from 1.90% in the third quarter of 2018 and 1.71% in the linked quarter.

Pre-tax, pre-provision net revenue grew to a record $18.6 million in the third quarter of 2019, increasing 17.0% from $15.9 million in the year-ago period and 19.2% from $15.6 million in the linked quarter.

Pre-tax income grew to a record $19.4 million in the third quarter of 2019, increasing 20.3% from $16.1 million in the third quarter of 2018 and increasing 18.2% from $16.4 million in the linked quarter.

TriState Capital’s effective tax rate was 15.8% for the third quarter of 2019. The company’s effective tax rate is impacted by certain factors including the number, timing and size of tax credit investments, as well as the proportion of consolidated earnings attributed to investment management.

Net income available to common shareholders and EPS in the third quarter of 2019 reflected $2.0 million payable for the company’s quarterly cash dividends on Series A and Series B Non-Cumulative Perpetual Preferred Stock.

ORGANIC LOAN GROWTH
TriState Capital continued to show strong organic growth on both sides of its balance sheet, expanding the number and depth of its relationships with high-quality middle-market commercial customers, as well as the high-net-worth clients the bank serves through its national referral network of investment advisors and other financial intermediaries.

Average loans totaled a record $5.78 billion in the third quarter of 2019, growing 25.7% from $4.59 billion in the prior year period and 5.8% from $5.46 billion in the linked quarter. Loans at September 30, 2019 totaled $6.02 billion, growing $1.26 billion, or 26.4%, from September 30, 2018, and $351.7 million, or 6.2%, from June 30, 2019.

TriState Capital’s growing distribution capabilities helped drive new loan originations in its national private banking business for the third quarter of 2019, as the company fortifies its position as the nation’s leading provider of marketable securities-backed loans through independent investment advisory and other financial services firms. Private banking loans totaled $3.37 billion at September 30, 2019, increasing $740.4 million, or 28.2%, from one year prior and $179.5 million, or 5.6%, from the end of the linked quarter.

The company continued to grow relationships with middle-market enterprises in the third quarter of 2019 to drive originations of commercial and industrial (C&I) loans and commercial real estate (CRE) loans. Commercial loans totaled $2.65

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billion at September 30, 2019, increasing $517.9 million, or 24.3%, from one year prior and $172.3 million, or 7.0%, from the end of the linked quarter.

C&I loans grew to $992.5 million at September 30, 2019, increasing $221.0 million, or 28.6%, from one year prior and $84.5 million, or 9.3%, from the end of the linked quarter. CRE loans grew to $1.66 billion at September 30, 2019, increasing $297.0 million, or 21.9%, from one year prior and $87.8 million, or 5.6%, from the end of the linked quarter. CRE loans represented 27.5% of total period-end loans.

STRATEGIC DEPOSIT FRANCHISE EXPANSION
TriState Capital continues to support private banking and commercial loan growth with the strategic and organic expansion of its deposit franchise. The bank’s national deposit, treasury management and liquidity management offerings are increasing the number and depth of depositor relationships with financial services businesses, high-net-worth individuals, family offices, middle market companies, professional service firms, specialized payment and transaction processors, municipalities and non-profits.

Average deposits totaled $5.95 billion in the third quarter of 2019, growing 30.2% from $4.57 billion in the same period last year and 11.4% from $5.34 billion in the linked quarter. Deposits at September 30, 2019 totaled $6.09 billion, growing $1.34 billion, or 28.2%, from September 30, 2018, and $307.6 million, or 5.3%, from June 30, 2019.

Treasury management deposit accounts totaled $1.05 billion at September 30, 2019, growing $449.8 million, or 74.6%, in the first nine months of 2019, and $74.6 million, or 7.6%, from June 30, 2019.

The bank’s loan-to-deposit ratio at September 30, 2019 was 98.7%, compared to 100.1% at September 30, 2018 and 97.9% at June 30, 2019.

INTEREST RATE MANAGEMENT
TriState Capital continues to maintain a balance sheet with significant flexibility to manage interest rate risk in changing markets.

The yield on total loans averaged 4.23% during the third quarter of 2019, compared to 4.19% in the prior year period and 4.45% in the linked quarter. Yields reflect the proportion of the portfolio dedicated to private banking non-purpose margin loans secured by marketable securities, an overall focus on variable rate pricing, asset quality, and operating leverage, and downward changes in 30-day LIBOR during the third quarter of 2019. At September 30, 2019, 92% of the company’s loan portfolio was floating rate and primarily indexed to 30-day LIBOR.

Total cost of funds for all deposits and interest-bearing liabilities averaged 2.27% during the third quarter of 2019, compared to 1.94% in the same period last year and 2.42% in the linked quarter. The total cost of deposits averaged 2.27% during the third quarter of 2019, compared to 1.92% in the same period last year and 2.41% in the linked quarter. At September 30, 2019, 21% of deposits were fixed-rate certificates of deposit.

TriState Capital reported a net interest margin of 1.94% for the third quarter of 2019, compared to 2.22% in the third quarter of 2018 and 2.03% in the second quarter of 2019.

INVESTMENT MANAGEMENT
Strong investment performance across Chartwell’s active equity and fixed income strategies contributed to growth in assets under management (AUM) during the third quarter of 2019. Chartwell AUM was $9.62 billion at September 30, 2019, $9.87 billion at September 30, 2018 and $9.49 billion at June 30, 2019.

Chartwell’s new business and new flows from existing accounts of $375 million and market appreciation of $153 million more than offset outflows of $398 million in the third quarter of 2019.

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Chartwell’s weighted average fee rate was 0.38% at September 30, 2019. Investment management fee revenue was $8.9 million in the third quarter of 2019, compared to $9.8 million in the third quarter of 2018 and $9.3 million in the second quarter of 2019.

ASSET QUALITY
TriState Capital maintained strong asset quality metrics in the third quarter of 2019, reflecting the company’s disciplined credit culture and the expansion of its private banking non-purpose margin loans secured by marketable securities. Private banking loans comprised 56.0% of the total loan portfolio at September 30, 2019, while CRE and C&I comprised 27.5% and 16.5% of total loans, respectively.

Non-performing assets (NPAs) were $4.4 million, or 0.06% of total assets, at September 30, 2019, compared to $5.8 million, or 0.10%, at September 30, 2018, and $5.2 million, or 0.08%, at June 30, 2019.

Non-performing loans (NPLs) were $184,000, or 0.0% of total loans, at September 30, 2019, compared to $2.3 million, or 0.05%, at September 30, 2018, and $2.2 million, or 0.04%, at June 30, 2019.

Adverse-rated credits were $26.6 million, or 0.44% of total loans, at September 30, 2019, compared to $28.2 million, or 0.59%, at September 30, 2018, and $26.6 million, or 0.47%, at June 30, 2019.

Net charge offs were $35,000 in the third quarter of 2019, compared to $1.5 million in the year-ago quarter. The company recorded net recoveries of $16,000 in the linked quarter. TriState Capital recorded credits to provision of $607,000 in the third quarter of 2019, $234,000 in the third quarter of 2018 and $712,000 in the second quarter of 2019.

The company’s allowance for loan and lease losses (ALLL) continued to reflect overall credit quality, as well as lower levels of provision required by the growing proportion of low-risk-profile private banking loans in the bank’s portfolio. ALLL represented 0.22% of total loans at September 30, 2019, compared to 0.29% at September 30, 2018 and 0.25% at June 30, 2019.

CAPITAL STRENGTH AND FLEXIBILITY
The company’s regulatory capital levels benefited from retained earnings, as well as its Series B perpetual preferred stock offering completed in the second quarter of 2019. As of September 30, 2019, TriState Capital Holdings reported regulatory capital ratios of 12.38% for total risk-based capital, 12.12% for tier 1 risk-based capital, 9.56% for common equity tier 1 risk-based capital, and 7.91% for tier 1 leverage.

During the nine months ended September 30, 2019, the company repurchased a total of 90,000 shares of its common stock for approximately $1.8 million at an average cost of $20.21 per share. Since the Board first authorized share buybacks in October 2014, the company has repurchased a total of 2.1 million shares for approximately $32.3 million at an average cost of $15.36 per share. TriState Capital had $10.4 million of repurchase authority available at September 30, 2019, under previously disclosed buyback programs authorized by its Board of Directors.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on October 17 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10135298 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital investor call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada, or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through October 24. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada, or 412-317-0088 from other international locations, and entering the conference number 10135298.

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ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $7.1 billion in assets as of September 30, 2019, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $9.6 billion in assets under management as of September 30, 2019, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This news release includes “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts. Such forward-looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control. Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. Such risks and uncertainties include, but are not limited to:

•
those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which TriState Capital operates and in which its loans are concentrated, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;

•	TriState Capital’s level of non-performing assets and the costs associated with resolving problem loans including litigation and other costs;

•	possible loan losses, impairment and the collectability of loans;

•	changes in market interest rates which may increase funding costs and/or reduce earning asset yields and thus reduce margin;

•
the impact of changes in interest rates on the credit quality and value of underlying securities collateral of the loan portfolio and the effect of such changes on the market value of TriState Capital’s investment securities portfolio;

•
federal and state regulation, supervision and examination, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder, and potential expenses associated with complying with regulations;

•
TriState Capital’s ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms;

•	possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations;

•	any impairment of TriState Capital’s goodwill or other intangible assets;

•	conditions in the financial markets that may limit TriState Capital’s access to additional funding to meet its liquidity needs;

•	the success of TriState Capital’s growth plans, including the successful integration of past and future acquisitions;

•
TriState Capital’s ability to fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and customer disintermediation;

•	TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets;

•	negative perceptions or publicity with respect to any products or services offered by TriState Capital;

•	fluctuations in the carrying value of Chartwell’s assets under management;

•	the relative and absolute investment performance of Chartwell’s investment products;

•	adverse judgments or other resolution of pending and future legal proceedings, and costs incurred in defending such proceedings;

•	system failures or breaches of TriState Capital’s network security;

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•	TriState Capital’s ability to recruit and retain key employees;

•	Chartwell’s success in negotiating distribution arrangements and maintaining distribution channels for its products;

•	the failure by a key vendor to fulfill its obligations to TriState Capital;

•	the effects of problems encountered by other financial institutions that adversely affect TriState Capital or the banking industry generally;

•
the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks;

•	possible changes in the speed of loan prepayments by TriState Capital’s customers and loan origination or sales volumes;

•	regulatory limits on TriState Capital’s ability to receive dividends from its subsidiaries and pay dividends to its preferred shareholders; and

•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by law. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q, and other documents the company files with the Securities and Exchange Commission from time to time.

NON-GAAP FINANCIAL DISCLOSURES
This news release and the accompanying tables contain financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Specifically, TriState Capital reviews and reports tangible common equity, tangible book value per common share, EBITDA, total revenue, pre-tax, pre-provision net revenue and efficiency ratio. Although TriState Capital believes these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Casteel Schoenborn
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@csirfirm.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
BALANCE SHEET DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Cash and cash equivalents	$383,948	$458,269	$186,535	$383,948	$186,535
Total investment securities	468,721	431,426	393,139	468,721	393,139
Loans and leases held-for-investment	6,016,680	5,664,934	4,758,356	6,016,680	4,758,356
Allowance for loan and lease losses	(13,374)	(14,016)	(13,583)	(13,374)	(13,583)
Loans and leases held-for-investment, net	6,003,306	5,650,918	4,744,773	6,003,306	4,744,773
Goodwill and other intangibles, net	66,357	66,859	68,365	66,357	68,365
Other assets	276,117	238,531	180,476	276,117	180,476
Total assets	$7,198,449	$6,846,003	$5,573,288	$7,198,449	$5,573,288

Deposits	$6,094,605	$5,786,983	$4,754,588	$6,094,605	$4,754,588
Borrowings, net	330,000	335,000	262,365	330,000	262,365
Other liabilities	169,337	135,039	88,715	169,337	88,715
Total liabilities	6,593,942	6,257,022	5,105,668	6,593,942	5,105,668

Preferred stock	116,064	116,142	38,468	116,064	38,468
Common shareholders’ equity	488,443	472,839	429,152	488,443	429,152
Total shareholders’ equity	604,507	588,981	467,620	604,507	467,620

Total liabilities and shareholders’ equity	$7,198,449	$6,846,003	$5,573,288	$7,198,449	$5,573,288

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TRISTATE CAPITAL HOLDINGS, INC.
INCOME STATEMENT DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Interest income:
Loans and leases	$61,551	$60,579	$48,470	$179,392	$132,111
Investments	3,993	4,151	2,893	12,497	6,977
Interest-earning deposits	2,188	1,609	1,061	5,084	2,536
Total interest income	67,732	66,339	52,424	196,973	141,624

Interest expense:
Deposits	34,114	32,155	22,182	95,602	52,279
Borrowings	1,302	2,881	1,423	7,380	5,473
Total interest expense	35,416	35,036	23,605	102,982	57,752
Net interest income	32,316	31,303	28,819	93,991	83,872
Provision (credit) for loan and lease losses	(607)	(712)	(234)	(1,696)	376
Net interest income after provision for loan and lease losses	32,923	32,015	29,053	95,687	83,496
Non-interest income:
Investment management fees	8,902	9,254	9,828	27,580	28,422
Service charges on deposits	129	78	146	343	420
Net gain on the sale and call of debt securities	206	112	—	346	6
Swap fees	4,171	1,692	1,881	7,666	5,066
Commitment and other loan fees	464	256	373	1,251	1,036
Other income	371	587	523	2,105	1,392
Total non-interest income	14,243	11,979	12,751	39,291	36,342
Non-interest expense:
Compensation and employee benefits	18,707	16,985	16,967	52,467	48,177
Premises and occupancy costs	1,704	1,834	1,432	4,808	3,986
Professional fees	1,305	1,406	889	3,706	3,538
FDIC insurance expense	994	1,047	1,053	3,462	3,333
General insurance expense	258	259	278	811	767
State capital shares tax	(720)	380	485	40	1,396
Travel and entertainment expense	1,339	1,040	986	3,214	2,638
Intangible amortization expense	502	502	502	1,506	1,465
Other operating expenses	3,684	4,132	3,094	12,016	9,554
Total non-interest expense	27,773	27,585	25,686	82,030	74,854
Income before tax	19,393	16,409	16,118	52,948	44,984
Income tax expense	3,059	1,718	1,807	7,359	5,680
Net income	$16,334	$14,691	$14,311	$45,589	$39,304
Preferred stock dividends	1,962	1,150	679	3,791	1,441
Net income available to common shareholders	$14,372	$13,541	$13,632	$41,798	$37,863

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TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2019	2019	2018	2019	2018
Per share and share data:
Earnings per common share:
Basic	$0.52	$0.49	$0.49	$1.50	$1.37
Diluted	$0.50	$0.47	$0.47	$1.45	$1.31
Book value per common share	$16.67	$16.12	$14.84	$16.67	$14.84
Tangible book value per common share (1)	$14.41	$13.84	$12.47	$14.41	$12.47
Common shares outstanding, at end of period	29,296,970	29,339,152	28,920,978	29,296,970	28,920,978
Weighted average common shares outstanding:
Basic	27,863,767	27,887,599	27,588,607	27,861,515	27,603,784
Diluted	28,778,671	28,790,673	28,949,924	28,759,408	28,849,926

Performance ratios:
Return on average assets (2)	0.94%	0.91%	1.06%	0.94%	1.04%
Return on average common equity (2)	11.82%	11.63%	12.78%	11.97%	12.36%
Net interest margin (2) (3)	1.94%	2.03%	2.22%	2.02%	2.31%
Total revenue (1)	$46,353	$43,170	$41,570	$132,936	$120,208
Pre-tax, pre-provision net revenue (1)	$18,580	$15,585	$15,884	$50,906	$45,354
Bank efficiency ratio (1)	50.70%	55.16%	52.86%	53.94%	52.55%
Non-interest expense to average assets (2)	1.59%	1.71%	1.90%	1.69%	1.98%

Asset quality:
Non-performing loans	$184	$2,189	$2,269	$184	$2,269
Non-performing assets	$4,434	$5,213	$5,845	$4,434	$5,845
Other real estate owned	$4,250	$3,024	$3,576	$4,250	$3,576
Non-performing assets to total assets	0.06%	0.08%	0.10%	0.06%	0.10%
Non-performing loans to total loans	—%	0.04%	0.05%	—%	0.05%
Allowance for loan and lease losses to loans	0.22%	0.25%	0.29%	0.22%	0.29%
Allowance for loan and lease losses to non-performing loans	7,268.48%	640.29%	598.63%	7,268.48%	598.63%
Net charge-offs (recoveries)	$35	$(16)	$1,504	$(1,862)	$1,210
Net charge-offs (recoveries) to average total loans (2)	—%	—%	0.13%	(0.05)%	0.04%

Capital ratios:
Tier 1 leverage ratio	7.91%	8.21%	7.53%	7.91%	7.53%
Common equity tier 1 risk-based capital ratio	9.56%	9.83%	10.52%	9.56%	10.52%
Tier 1 risk-based capital ratio	12.12%	12.56%	11.57%	12.12%	11.57%
Total risk-based capital ratio	12.38%	12.82%	11.89%	12.38%	11.89%

Investment Management Segment:
Assets under management	$9,615,000	$9,485,000	$9,865,000	$9,615,000	$9,865,000
EBITDA (1)	$932	$1,557	$1,867	$5,110	$5,010

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)
Assets
Interest-earning deposits	$388,274	$2,144	2.19%	$255,697	$1,542	2.42%	$207,346	$1,015	1.94%
Federal funds sold	8,424	44	2.07%	11,218	67	2.40%	9,563	46	1.91%
Debt securities available-for-sale	262,665	2,085	3.15%	249,281	2,053	3.30%	236,053	1,836	3.09%
Debt securities held-to-maturity	174,331	1,537	3.50%	181,495	1,712	3.78%	76,341	699	3.63%
Equity securities	4,720	12	1.01%	7,701	28	1.46%	11,219	71	2.51%
FHLB stock	10,585	382	14.32%	20,235	385	7.63%	11,342	314	10.98%
Total loans and leases	5,776,652	61,552	4.23%	5,462,489	60,579	4.45%	4,594,755	48,470	4.19%
Total interest-earning assets	6,625,651	67,756	4.06%	6,188,116	66,366	4.30%	5,146,619	52,451	4.04%
Other assets	288,216			266,905			223,996
Total assets	$6,913,867			$6,455,021			$5,370,615

Liabilities and Shareholders’ Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$1,116,624	$5,795	2.06%	$868,721	$4,965	2.29%	$657,402	$3,267	1.97%
Money market deposit accounts	3,106,186	18,870	2.41%	2,855,795	18,200	2.56%	2,506,334	12,428	1.97%
Certificates of deposit	1,462,521	9,449	2.56%	1,361,372	8,990	2.65%	1,155,888	6,487	2.23%
Borrowings:
FHLB borrowings	224,130	1,302	2.30%	430,770	2,334	2.17%	221,576	853	1.53%
Line of credit borrowings	—	—	—%	857	10	4.68%	1,277	16	4.97%
Subordinated notes payable, net	—	—	—%	34,984	537	6.16%	34,832	554	6.31%
Total interest-bearing liabilities	5,909,461	35,416	2.38%	5,552,499	35,036	2.53%	4,577,309	23,605	2.05%
Noninterest-bearing deposits	268,013			256,404			253,033
Other liabilities	137,934			113,031			78,802
Shareholders’ equity	598,459			533,087			461,471
Total liabilities and shareholders’ equity	$6,913,867			$6,455,021			$5,370,615

Net interest income (1)		$32,340			$31,330			$28,846
Net interest spread (1)			1.68%			1.77%			1.99%
Net interest margin (1)			1.94%			2.03%			2.22%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

(2)	Annualized.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Nine Months Ended September 30,
	2019			2018
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)
Assets
Interest-earning deposits	$282,828	$4,942	2.34%	$181,368	$2,436	1.80%
Federal funds sold	9,412	142	2.02%	7,761	100	1.72%
Debt securities available-for-sale	249,490	6,125	3.28%	187,041	4,150	2.97%
Debt securities held-to-maturity	189,083	5,267	3.72%	69,217	1,973	3.81%
Equity securities	8,363	112	1.79%	9,498	200	2.82%
FHLB stock	17,069	1,072	8.40%	14,856	738	6.64%
Total loans and leases	5,474,522	179,392	4.38%	4,381,057	132,111	4.03%
Total interest-earning assets	6,230,767	197,052	4.23%	4,850,798	141,708	3.91%
Other assets	266,059			215,388
Total assets	$6,496,826			$5,066,186

Liabilities and Shareholders’ Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$927,198	$15,303	2.21%	$576,032	$7,464	1.73%
Money market deposit accounts	2,883,009	53,608	2.49%	2,369,910	30,263	1.71%
Certificates of deposit	1,375,324	26,691	2.59%	1,021,248	14,552	1.91%
Borrowings:
FHLB borrowings	370,550	6,222	2.24%	316,264	3,743	1.58%
Line of credit borrowings	1,650	68	5.51%	2,202	69	4.19%
Subordinated notes payable, net	23,178	1,090	6.29%	34,781	1,661	6.38%
Total interest-bearing liabilities	5,580,909	102,982	2.47%	4,320,437	57,752	1.79%
Noninterest-bearing deposits	262,056			242,325
Other liabilities	113,331			68,064
Shareholders’ equity	540,530			435,360
Total liabilities and shareholders’ equity	$6,496,826			$5,066,186

Net interest income (1)		$94,070			$83,956
Net interest spread (1)			1.76%			2.12%
Net interest margin (1)			2.02%			2.31%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

(2)	Annualized.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN AND LEASE COMPOSITION (UNAUDITED)

	September 30, 2019		June 30, 2019		September 30, 2018
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$3,368,142	56.0%	$3,188,668	56.3%	$2,627,749	55.2%
Middle-market banking loans:
Commercial and industrial	992,508	16.5%	908,054	16.0%	771,546	16.2%
Commercial real estate	1,656,030	27.5%	1,568,212	27.7%	1,359,061	28.6%
Total middle-market banking loans	2,648,538	44.0%	2,476,266	43.7%	2,130,607	44.8%
Loans and leases held-for-investment	$6,016,680	100.0%	$5,664,934	100.0%	$4,758,356	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended September 30, 2019				Three Months Ended September 30, 2018
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$67,720	$—	$12	$67,732	$52,354	$—	$70	$52,424
Interest expense	35,455	—	(39)	35,416	23,038	—	567	23,605
Net interest income (loss)	32,265	—	51	32,316	29,316	—	(497)	28,819
Provision (credit) for loan and lease losses	(607)	—	—	(607)	(234)	—	—	(234)
Net interest income (loss) after provision for loan and lease losses	32,872	—	51	32,923	29,550	—	(497)	29,053
Non-interest income:
Investment management fees	—	9,016	(114)	8,902	—	9,914	(86)	9,828
Net gain on the sale and call of debt securities	206	—	—	206	—	—	—	—
Other non-interest income	5,113	(9)	31	5,135	2,850	—	73	2,923
Total non-interest income	5,319	9,007	(83)	14,243	2,850	9,914	(13)	12,751
Non-interest expense:
Intangible amortization expense	—	502	—	502	—	502	—	502
Other non-interest expense	18,949	8,186	136	27,271	17,002	8,173	9	25,184
Total non-interest expense	18,949	8,688	136	27,773	17,002	8,675	9	25,686
Income (loss) before tax	19,242	319	(168)	19,393	15,398	1,239	(519)	16,118
Income tax expense (benefit)	3,142	3	(86)	3,059	1,676	282	(151)	1,807
Net income (loss)	$16,100	$316	$(82)	$16,334	$13,722	$957	$(368)	$14,311

	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2018
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$196,862	$—	$111	$196,973	$141,424	$—	$200	$141,624
Interest expense	101,891	—	1,091	102,982	56,027	—	1,725	57,752
Net interest income (loss)	94,971	—	(980)	93,991	85,397	—	(1,525)	83,872
Provision (credit) for loan and lease losses	(1,696)	—	—	(1,696)	376	—	—	376
Net interest income (loss) after provision for loan and lease losses	96,667	—	(980)	95,687	85,021	—	(1,525)	83,496
Non-interest income:
Investment management fees	—	27,912	(332)	27,580	—	28,621	(199)	28,422
Net gain on the sale and call of debt securities	346	—	—	346	6	—	—	6
Other non-interest income	10,467	17	881	11,365	7,875	1	38	7,914
Total non-interest income	10,813	27,929	549	39,291	7,881	28,622	(161)	36,342
Non-interest expense:
Intangible amortization expense	—	1,506	—	1,506	—	1,465	—	1,465
Other non-interest expense	56,872	23,174	478	80,524	49,011	23,988	390	73,389
Total non-interest expense	56,872	24,680	478	82,030	49,011	25,453	390	74,854
Income (loss) before tax	50,608	3,249	(909)	52,948	43,891	3,169	(2,076)	44,984
Income tax expense (benefit)	6,825	830	(296)	7,359	5,485	786	(591)	5,680
Net income (loss)	$43,783	$2,419	$(613)	$45,589	$38,406	$2,383	$(1,485)	$39,304

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “total revenue” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide management and our investors with a more detailed understanding of our performance, these measures are not necessarily comparable to similar measures that may be presented by other companies. The non-GAAP financial measures presented herein are calculated as follows:

“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors so that they can better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets associated with prior acquisitions. Intangible assets are created when we buy businesses that add relationships and revenue to our Company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets associated with prior acquisitions.

“EBITDA” is defined as net income before interest expense, income tax expense, depreciation expense and intangible amortization expense. We use EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings by excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our core operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as total non-interest expense divided by our total revenue. We believe this measure allows management and investors to better assess our operating expenses in relation to our core operating revenue, particularly at the Bank.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2019	2019	2018
Tangible book value per common share:
Common shareholders’ equity	$488,443	$472,839	$429,152
Less: goodwill and intangible assets	66,357	66,859	68,365
Tangible common equity	$422,086	$405,980	$360,787
Common shares outstanding	29,296,970	29,339,152	28,920,978
Tangible book value per common share	$14.41	$13.84	$12.47

EXHIBIT 99

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Investment Management EBITDA:
Net income	$316	$672	$957	$2,419	$2,383
Interest expense	—	—	—	—	—
Income taxes expense (benefit)	3	264	282	830	786
Depreciation expense	111	119	126	355	376
Intangible amortization expense	502	502	502	1,506	1,465
EBITDA	$932	$1,557	$1,867	$5,110	$5,010

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Total revenue:
Net interest income	$32,316	$31,303	$28,819	$93,991	$83,872
Total non-interest income	14,243	11,979	12,751	39,291	36,342
Less: net gain on the sale and call of debt securities	206	112	—	346	6
Total revenue	$46,353	$43,170	$41,570	$132,936	$120,208
Less: total non-interest expense	27,773	27,585	25,686	82,030	74,854
Pre-tax, pre-provision net revenue	$18,580	$15,585	$15,884	$50,906	$45,354

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Bank total revenue:
Net interest income	$32,265	$31,794	$29,316	$94,971	$85,397
Total non-interest income	5,319	2,590	2,850	10,813	7,881
Less: net gain on the sale and call of debt securities	206	112	—	346	6
Bank total revenue	$37,378	$34,272	$32,166	$105,438	$93,272

Bank efficiency ratio:
Total non-interest expense (numerator)	$18,949	$18,903	$17,002	$56,872	$49,011
Bank total revenue (denominator)	$37,378	$34,272	$32,166	$105,438	$93,272
Bank efficiency ratio	50.70%	55.16%	52.86%	53.94%	52.55%